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                                                                   Exhibit 5.0

                                 June 8, 1998



Optika Imaging Systems, Inc.
7450 Campus Drive, Suite 200
Colorado Springs, CO 80920

            Re: Registration Statement for Offering of
                206,721 Shares of Common Stock
                ------------------------------

Ladies and Gentlemen:

          We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 206,721 shares of the Common Stock of Optika Imaging Systems, Inc. (the "Company") under the Company's the 1994 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1994 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         /s/ BROBECK, PHLEGER & HARRISON LLP

                         BROBECK, PHLEGER & HARRISON LLP